UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 468-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On February 13, 2007, PECO II, Inc. (the “Registrant”) received from the NASDAQ Stock Market, a notice stating that for 30 consecutive business days the bid price of the Registrant’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion of such securities for listing to trade on the NASDAQ Capital Market under Marketplace Rule 4310 (c)(4) and the Registrant has been provided until August 13, 2007 to regain compliance; otherwise it will subject itself to a potential delisting. Compliance shall be evidenced if and by, at anytime before August 13, 2007, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.

Item 7.01	Regulation FD Disclosure.

Pursuant to Regulation FD, the Registrant is furnishing a press release it issued on February 13, 2007. The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1 hereto, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 13, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, INC.

Date: February 13, 2007	By:	/s/ John G. Heindel
John G. Heindel
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Press Release, dated February 13, 2007.

E-1